Exhibit 99.1

Certain confidential information has been omitted from this Exhibit 99.1 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol “[**]” at each place in this Exhibit 99.1 where the omitted information appeared in the original.

AMENDMENT 2 TO LICENSE AGREEMENT

This Amendment 2 to License Agreement (“Amendment 2”) effective as of the date of the last signature (the “Amendment Effective Date”), modifies that certain License Agreement between Callaway Golf Company (“Callaway Golf”) and Ashworth, Inc. (“Ashworth”) dated May 14, 2001 (the “Agreement”), which was subsequently modified by Amendment to License Agreement dated December 16, 2003 (“Amendment 1”). The Agreement and Amendment 1 are collectively referred to herein as the “Original Agreement”.

The parties now wish to modify the Original Agreement in certain respects as set forth below.

For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Trademarks. Exhibit A of the Original Agreement is hereby superseded and replaced in its entirety with the attached Exhibit A.

2. Territory. Exhibit B of the Original Agreement is hereby superseded and replaced in its entirety with the attached Exhibit B.

3. Licensed Products.

(a)	Exhibit C-1 of the Original Agreement is hereby amended to remove from the list of Exclusive Licensed Products the following item:

Socks

(b)	Exhibit C-2 of the Original Agreement is hereby amended to remove from the list of Non-Exclusive Licensed Products the following items:

Picture frames Sleepwear Towels	Umbrellas Valuables pouch

(c)	Ashworth shall develop and market a line of belts, including fixtures, by the Fall/Holiday 2008 season.

4. Net Sales Target Amounts. Exhibit J-1 is hereby amended to change the annual Net Sales Target Amounts for years 2007 through 2010 to $[**].

5. Website. Section 1(m) of the Original Agreement is hereby superseded and replaced in its entirety as follows:

“m. Ashworth shall establish and maintain on its primary website located at http://www.ashworthinc.com (or any replacement or successor site) a section titled “Callaway Golf Apparel”, or such other title as Callaway Golf approves, which approval shall not be unreasonably withheld, delayed or conditioned. The contents of such website section must be approved in advance in writing by Callaway Golf, which approval shall not be unreasonably withheld, delayed or conditioned. In such website section, Ashworth shall provide at least one direct link to such pages of Callaway Golf’s website located at http://www.callawaygolf.com (or any replacement or successor site) as may be requested by Callaway Golf from time to time. Ashworth shall use commercially reasonably efforts to ensure its website Is in good working order and available to the public twenty-four (24) hours per day, seven (7) days per week during the term of this Agreement. Ashworth shall update its website by the first delivery of each season to reflect the Licensed Products for that season. Ashworth shall maintain such website, so that all branding is consistent with the annual Callaway Golf Style Guide. In addition, Ashworth hereby consents to Callaway Golf providing a link(s) on its website linking directly to the Callaway Golf section of Ashworth’s website.”

6. Sales Representatives. Section 2(d) of the Original Agreement is hereby superseded and replaced in its entirety as follows:

“d. Ashworth shall use commercially reasonable efforts to increase its golf channel sales force annually. By the end of each year, the number of golf channel sales representatives shall be as follows:

No. of Sales Reps
2007	29
2008	31
2009	32
2010	33

Sales representatives may be either (i) full-time employees of Ashworth who act as exclusive sales representatives and whose sole duties are those relating directly to selling, marketing, promoting, advertising and distributing the Licensed Products bearing the Trademarks pursuant to this Agreement, or (ii) independent sales representatives who are not employees of Ashworth; provided, however, that if Ashworth utilizes independent sales representatives for sale of the Licensed Products, the independent sales representatives must not concurrently promote golf balls, golf clubs, golf bags or competing products.”

7. Callaway Golf Sales. Section 2(g) of the Original Agreement is hereby superseded and replaced in its entirety as follows:

“g. Ashworth shall sell Licensed Products to Callaway Golf at [**] percent ([**]%) off the U.S. wholesale price. Sales of Licensed Products to Callaway Golf shall be subject to royalties in accordance with Section 3 of the Original Agreement, however, Licensee shall not apply the royalties on sales to Callaway Golf toward Licensee’s Minimum Annual Royalties requirement.”

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8. Advertising and Promotion. Section 2(j) of the Original Agreement and Paragraphs 3(a) and 3(b) of the Amendment 1 are hereby superseded and replaced in its entirety as follows:

“j. Ashworth shall spend, at a minimum, the amounts set forth in Exhibit E attached hereto and incorporated herein, on advertising and promotion of the Licensed Products. The required expenditures listed on Exhibit E are measured as a percentage of Net Sales (as defined in Exhibit F-1). To the extent Net Sales are not calculated until after a particular calendar year has closed and/or actual Net Sales exceed Ashworth’s targeted Net Sales for a given year, any additional required expenditures shall be added to Ashworth’s required expenditures for the following calendar year, but shall be incurred within 150 days of the new calendar year. Such expenditures are limited to those directly related to advertising and promotion of the Licensed Products and do not include sales representatives’ travel expenses or other business-related expenses. No amount of Ashworth’s general or administrative charges or overhead shall be included as part of the required expenditures. Approved advertising expenditures include amounts paid to a third party associated with any of the following: (i) print, television, radio, Internet and other media advertisements; (ii) advertising agency fees and co-op fees specific to the Callaway Golf brand; (iii) advertising translation expenses; (iv) photography and video expenses; (v) and such other items as may be approved by Callaway Golf in writing. Approved promotional expenditures include amounts paid to a third party associated with any of the following: (i) catalogs, brochures, literature, films and tapes; (ii) display stands, swatches, merchandise aids and accessories; (iii) customer incentives; (iv) promotion, press and public relations; (v) endorsements and expenses directly related to participation in professional endorsement opportunities requested by Callaway Golf; (vi) trade shows, exhibitions and sales meetings; and (vii) other expenses directly related to marketing the Licensed Products or approved by Callaway Golf in writing.

As part of its required expenditures, Ashworth shall spend at least $[**] wholesale (including embroidery) each calendar year on free Licensed Products for use by Callaway Golf Pro Tour and Master Staff players. Callaway Golf shall advise Ashworth each year as to how the funds will be divided between Pro Tour and Master Staff.

Each quarter Ashworth shall submit to Callaway Golf a report itemizing, in detail, expenses incurred in the advertising and promotion of the Licensed Products. The report shall be submitted within sixty (60) days after the calendar quarters ending March 31, June 30, September 30 and December 31. Failure of Ashworth to spend the required advertising and promotion amounts shall constitute a material breach of this Agreement allowing Callaway Golf to terminate this Agreement pursuant to Section 9(c), if the shortfall is not spent in the first 150 days of the new calendar year immediately following the year in which insufficient advertising and promotion amounts were spent. Notwithstanding the foregoing in this Section 2(j), the required expenditures that are carried over from a previous calendar year into the first 150 days of the subsequent calendar year shall be spent only on the following: (i) printed, television, radio, Internet and direct mail advertising; and (ii) fixtures, point of purchase materials and freight for point of purchase materials.”

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9. Design Approval and Direction. Section 4(b) of the Original Agreement is hereby superseded and replaced in its entirety as follows:

“b. Ashworth shall be responsible for the design and sourcing of the Licensed Products. Standards adopted by Ashworth for the Licensed Products shall be no less stringent than the standards utilized by Ashworth for other apparel products that are sold by Ashworth. Ashworth shall distinguish the Licensed Products from the Ashworth apparel line and other apparel products sold by Ashworth by using different fabrication and trim for the Licensed Products. Notwithstanding the foregoing, Ashworth may use the same source base and fabrications for “basic” styles (e.g., basic pique fabrics). Ashworth shall set up a design studio for Callaway Golf separate and apart from the design studio for Ashworth. Ashworth shall from time to time solicit logo requirements and concepts from Callaway Golf. Callaway Golf shall collaborate with Ashworth, at Ashworth’s reasonable request, with regard to fabric, color, model and style of the Licensed Products. Ashworth shall keep Callaway Golf reasonably informed of the Licensed Products’ design activities and shall invite Callaway Golf to participate in the following forma seasonal product development meetings: 1) initial concept and line direction meeting; 2) design review meeting; and 3) final adoption meeting. Ashworth shall also collaborate with Callaway Golf by inviting Callaway Golf to participate in other meetings as appropriate and/or as reasonably requested by Callaway Golf from time to time.”

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10. All other terms and conditions in the Original Agreement that have not been changed or otherwise modified by this Amendment 2 shall remain unchanged and shall continue in full force and effect. All capitalized terms used in this Amendment 2, which are not otherwise defined herein, shall have the same meanings ascribed to them in the Original Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment 2 to be executed as of the Amendment Effective Date.

ASHWORTH, INC. By:/s/ PETER M. WEIL Name: Peter M. Weil Title: Chief Executive Officer Date Signed:	CALLAWAY GOLF COMPANY By:/s/ STEVEN C. MCCRACKEN Steven C. McCracken Senior Executive Vice President and Chief Administrative Officer Date Signed: 03/29/07

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EXHIBIT A

TRADEMARKS – FONT INDEPENDENT

PRIMARY MARKS

Big Bertha
Callaway Golf

SECONDARY MARKS

Callaway Golf Collection Callaway Golf DrySport Callaway Golf X Series DrySport	RainSport Tour Authentic WarmSport WindSport

Demonstrably Superior and Pleasingly Different

TRADEMARKS — FONT SPECIFIC

SECONDARY MARKS

Big Bertha and Design

Black and Blue Tag (without Callaway Golf logo)

Callaway Collection

Callaway Design with Chevron

Callaway Golf and Design

Callaway Golf Center Medallion and Design

Gray and Taupe Sport Tag (without Callaway Golf logo)

Odyssey and Design

White Hot and Design

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EXHIBIT B

TERRITORY

1.	United States of America

2.	Canada

3.	Europe

Europe shall be defined as:

Andorra Austria Belgium Cyprus Czech Republic Denmark Estonia Finland France Germany Greece Hungary Iceland Ireland Italy Latvia	Liechtenstein Lithuania Luxembourg Malta Netherlands Norway Poland Portugal Slovakia Slovenia Spain Sweden Switzerland Turkey United Kingdom

4.	Africa

5.	Russian Federation

6.	Dubai

7.	Guam

8.	Puerto Rico

9.	Saipan

10.	United Arab Emirates

100350526_1.DOC

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